SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                  CURRENT REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): May 5, 1998
                        Commission File Number:  0-10104


                            LA TEKO RESOURCES LTD.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


             BRITISH COLUMBIA                       87-0483319
      ------------------------------           -------------------
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



      625 HOWE STREET, SUITE 500
             VANCOUVER, B.C.                        V6C 2T6
      -------------------------------         --------------------
     (Address of Principal Executive               (Zip Code)
                 Offices)

              Registrant's Telephone Number, including Area Code:
                               (604) 688-0833




                               NOT APPLICABLE
      ---------------------------------------------------------------------
     (Former name, former address, and formal fiscal year, if changed since last report)





-------------------------------------------------------------------------------

                             ITEM 5:  OTHER EVENTS

-------------------------------------------------------------------------------


On May 5, 1998, La Teko Resources Ltd. provided a progress report on its True North joint venture with Newmont Exploration Limited, located 18 miles northeast of Fairbanks, Alaska.

Newmont has successfully acquired an additional 3,200 acres of land from the Alaska Mental Health Trust, which will become part of the True North joint venture. The True North project has expanded in area by more than seven times, from 2,300 acres in 1993 when La Teko initially acquired the project, to 17,500 acres, or 27 square miles today. This substantial expansion results directly from exploration success enjoyed initially by La Teko and followed by Newmont when it acquired its interest in 1995 and became project operator. This additional property, combined with the acquisition of 4,200 acres announced February 10, 1998, significantly expands the prospective area for new gold discoveries, as it lies along strike from the main True North deposit and covers favorable Chatanika Terrane rocks. A portion of this year's $1.5 million Phase I exploration program includes a power auger geochemical sampling program. The key focus will be to discover new oxidized gold deposits which would be amenable to heap leaching. La Teko will contribute its 35% of the initial acquisition cost.

Pre-feasibility metallurgical test work is progressing well using bulk sample material extracted from the Hindenburg and Shepard zones in the fall of 1997. The Hindenburg sample, which had an average grade of 0.10 oz. gold/ton, yielded bottle roll extractions between 93% and 95%, and the Shepard sample, which had an average grade of 0.12 oz gold/ton, gave extractions in the 83% to 86% range. Column leach tests (eight-inch diameter), with material crushed to less than 1.5 inches, are in progress with favorable early responses. Initial results indicate low cyanide consumption. Two-foot diameter column leach tests have begun.

Despite a period of retrenchment in the gold industry, Newmont is proceeding with a solid $3.6 million program which is advancing and the True North project on two important fronts: the first to discover additional oxide, heap leachable mineralization, and the second to establish economic and engineering parameters that are hoped to lead to a full feasibility study on the property.

In other news, the Company announced the completion, effective as of May 1, 1998, of its private placement financing with Kinross Gold Corporation as described in a news release dated April 8, 1998. The financing consisted of 2,000,000 units issued at a price of $0.85 per unit for gross proceeds of $1,700,000. Each unit consists of one common share and one share purchase warrant entitling Kinross to purchase one common share of the Company at a price of $1.05 for a period of 12 months following closing and thereafter until 24 months from closing at a price of $1.25 per share.

-------------------------------------------------------------------------------

                                   SIGNATURES

-------------------------------------------------------------------------------

      Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          LA TEKO RESOURCES LTD.


Dated: May 21, 1998                      By /s/ Gerald G. Carlson, President